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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                  June 29, 1998



                           YOU BET INTERNATIONAL, INC.
               (Exact Name of Registrant as specified in Charter)




Delaware                            33-13789LA                   95-4627253
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(State or other                    (Commission                   (IRS Employer
jurisdiction of                    File Number)                  Identification
incorporation)                                                   Number)



        1950 Sawtelle Boulevard, Suite 180, Los Angeles, California 90025
        -----------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (310) 444-3300
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

 -------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On June 29, 1998, You Bet International, Inc., a Delaware corporation (the "Company"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with certain private and institutional investors. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference. Pursuant to the Stock Purchase Agreement, the Company sold 200,000 shares of Series A Preferred Stock for a purchase price of $25.00 per share (resulting in gross proceeds to the Company of $5,000,000). Purchasers paid cash for such shares. Although no assurances can be given, the Company may issue up to 180,000 additional shares of Series A Preferred Stock to private and institutional investors on the same terms.

         The Series A Preferred Stock has a liquidation preference of $25.00 per share and ranks senior to all other preferred stock (whether currently outstanding or issued in the future). Each share of Series A Preferred Stock is convertible into ten shares of common stock of the Company (subject to customary adjustments). The Series A Preferred Stock will be automatically converted into common stock at the then prevailing conversion rate at such time as the Company has completed a secondary public offering which raises not less than $15,000,000 in gross proceeds and has its common stock listed on the New York Stock Exchange, the American Stock Exchange or the facilities of NASDAQ-National Market. The holders of Series A Preferred Stock are not entitled to dividends, except that if dividends are paid on the Company's common stock, holders of Series A Preferred Stock will be entitled to dividends on the basis of the number of shares of common stock into which the Series A Preferred Stock is then convertible. The Series A Preferred Stock will vote together with the holders of common stock on all matters presented to stockholders for a vote on the basis of the number of shares of common stock into which the Series A Preferred Stock is then convertible.

         In addition, on June 29, 1998 the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with the Robert M. Fell Living Trust (the "Fell Trust"). A copy of the Securities Purchase Agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference. Pursuant to the Securities Purchase Agreement the Fell Trust acquired 20,000 shares of Series A Preferred Stock and a Warrant to purchase 1,200,000 shares of common stock of the Company (the "Warrant"). A copy of the Warrant is attached hereto as Exhibit 99.3 and incorporated herein by reference. The aggregate purchase price of the Series A Preferred Stock acquired by the Fell Trust was $500,000 ($25.00 per share), of which $10,000 was paid in cash and $490,000 was paid by the delivery of a promissory note (the "$490,000 Note"). The purchase price of the Warrant was $75,000, of which $5,000 was paid in cash and $70,000 was paid by the delivery of a promissory note (the "$70,000 Note"). The Warrant, which expires on June 29, 2008, entitles the Fell Trust to purchase 1,200,000 shares of common stock for a price of $2.50 per share. The Warrant contains certain restrictions on exerciseability and the disposition of shares acquired upon exercise of the Warrant. The $490,000 Note bears interest at a rate of 8% per annum, which may, at the option of the Fell Trust, be paid currently or added to the principal amount of the note. The $490,000 Note is due June 29, 2002, provided

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that the Fell Trust is required to prepay the note, without penalty, as soon as possible consistent with its other cash requirements. The $70,000 Note bears interest at a rate of 6% per annum, which may, at the option of the Fell Trust, be paid currently or added to the principal amount of the note. The $70,000 Note is due on June 29, 2008. The Fell Trust has pledged the Warrant and the Series A Preferred Stock acquired pursuant to the Securities Purchase Agreement to secure its obligations under the $490,000 Note and the $70,000 Note. As a result of the transactions contemplated by the Stock Purchase Agreement and the Securities Purchase Agreement the Fell Trust beneficially owns (determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and assuming conversion of all Series A Preferred Stock) approximately 3.3% of the Series A Preferred Stock.

         In connection with the Stock Purchase Agreement and the Securities Purchase Agreement, the parties to such agreements and David Marshall and Russell Fine entered into a Stockholders Agreement (the "Stockholders Agreement"), a copy of which is attached hereto as Exhibit 99.4 and incorporated herein by reference. Pursuant to the Stockholders Agreement the parties agreed to vote all shares of Series A Preferred Stock and common stock owned by them (including any Series A Preferred Stock or common stock acquired in the future) for the election to the Board of Directors of four persons designated by Robert
M. Fell and three persons designated by David Marshall and Russell Fine. The parties to the Stockholders Agreement beneficially own (determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and assuming conversion of all Series A Preferred Stock) approximately 54.6% of the voting power of the Company. The Stockholders Agreement terminates on June 29, 2000.

         The parties to the Stockholders Agreement are also parties to a Registration Rights Agreement (the "Registration Rights Agreement"), a copy of which is attached hereto as Exhibit 99.5 and incorporated herein by reference. Pursuant to the Registration Rights Agreement the parties may have certain rights to require the Company to register common stock.

         Effective as of June 29, 1998, the number of directors of the Company was increased to seven and Robert M. Fell, Alan Landsburg, Bill Roedy and Caesar Kimmel were elected to the Board of Directors of the Company. Such persons were designated by Mr. Fell pursuant to the Stockholders Agreement. David Marshall, Russell Fine and Jess Rifkind remained as directors as the designees of Messrs. Marshall and Fine. At such time as the Company retains a permanent Chief Executive Officer the number of directors of the Company will be increased to eight and the Chief Executive Officer will be elected to the Board of Directors. As a result of the ability to designate four directors as provided in the Stockholders Agreement, Mr. Fell may be deemed to have acquired control of the Company.

         In connection with the Stock Purchase Agreement and the Securities Purchase Agreement the Company entered into a Services Agreement (the "Services Agreement") with Fell & Company, Inc. ("FCI") pursuant to which Robert M. Fell will serve as Chairman of the Board for


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a three year period. A copy of the Services Agreement is attached hereto as
Exhibit 99.6 and incorporated herein by reference. Mr. Fell will also serve as interim Chief Executive Officer until a new Chief Executive Officer is appointed, provided that if an employment agreement is not entered into with a new Chief Executive Officer within six months of June 29, 1998 or such person does not commence employment within eight months of June 29, 1998, the position of Chief Executive Officer will become the Office of the Chief Executive and will be staffed by Mr. Fell, Russell Fine and David Marshall. For making Mr. Fell's services available to the Company, FCI will receive $150,000 per annum (subject to cost of living increases), plus the amount of payroll taxes the Company would pay if Mr. Fell were an employee of the Company. FCI and Mr. Fell are also eligible to receive incentive compensation at the discretion of the Board of Directors.

         The Company also entered into employment agreements with David Marshall and Russell Fine pursuant to which Messrs. Marshall and Fine will serve as Vice Chairman and Chief Technology Officer, respectively. In addition, until a permanent Chief Executive Officer is appointed, Mr. Marshall will serve as President and Chief Operating Officer of the Company. Copies of the employment agreements between the Company and Messrs. Marshall and Fine are attached hereto as Exhibits 99.7 and 99.8, respectively, and incorporated herein by reference. Both employment agreements provide for five year terms and compensation of $150,000 per annum (subject to cost of living increases). Messrs. Marshall and Fine will also receive other benefits no less favorable than the benefits received by any other employee of the Company, other than the Chief Executive Officer.

         On June 30, 1998, the Company issued the press release attached hereto as Exhibit 99.9 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired.  None

         (b)      Pro forma financial information.  None

         (c)      Exhibits.

                  No.        Description
                  ---        -----------

                  99.1       Stock Purchase Agreement dated June 29, 1998

                  99.2       Securities Purchase Agreement dated June 29, 1998

                  99.3       Warrant to Purchase Common Stock dated June 29,
                             1998


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

                  99.4       Stockholders Agreement dated June 29, 1998

                  99.5       Registration Rights Agreement dated June 29, 1998

                  99.6       Services Agreement dated June 29, 1998 between the
                             Company and Fell & Company, Inc.

                  99.7 Employment Agreement dated June 29, 1998 between the Company and David Marshall

                  99.8 Employment Agreement dated June 29, 1998 between the Company and Russell Fine

                  99.9       Press release issued by the Company on June 30,
                             1998


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf hereunto duly authorized.


Date:  July 13, 1998                         YOU BET INTERNATIONAL, INC., a
                                             Delaware corporation



                                             By: /s/ Robert M. Fell
                                                --------------------------------
                                                      Robert M. Fell
                                                      Chairman of the Board and
                                                      Chief Executive Officer